UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2006

QUEPASA Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 0-25565

Nevada	86-0879433
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7550 E. Redfield Rd.

Suite A

Scottsdale, AZ 85260

(Address of principal executive offices, including zip code)

480-348-2665

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 19, 2006, the Board of Directors (the “Board”) of Quepasa Corporation (the “Company”) approved the following assignments to the committees of the Board:

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee

Michael Matte, Chairman	Michael Matte, Chairman	Lionel Sosa, Chairman

Lionel Sosa	Lionel Sosa	Michael Matte

Dr. Jill Syverson-Stork	Dr. Jill Syverson-Stork	Dr. Jill Syverson-Stork

The Board also approved, subject to shareholder approval, the 2006 Stock Incentive Plan (the “Plan”). Under the terms of the Plan, the Company may issue 3,700,000 shares of Company common stock plus an additional number of shares of Company common stock equal to the number of shares previously granted under the Company’s 1998 Stock Option Plan that either terminate, expire, or lapse after the date of the Board’s approval of the Plan. Assuming stockholder approval of the Plan, no new awards will be available for issuance under the 1998 Stock Option Plan. Pursuant to the terms of the Plan, eligible individuals may be granted incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, or stock grant awards. The Plan is designed to promote the success and enhance the value of the Company by linking the personal interests of the members of the Board, employees, officers, executives, consultants and advisors to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders.

In addition, on September 19, 2006, the Board, upon the of the recommendation of the Compensation Committee, approved compensation to non-employee directors in the form of 1,250 shares of unrestricted common stock of the Company to be granted on the last day of each fiscal quarter of the Company. This compensation shall be paid pursuant to the terms of the Plan and is subject to shareholder approval of the Plan.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Also on September 19, 2006, the Company’s Board amended and restated the bylaws of the Company.

The bylaws were amended and restated to make the following principal changes:

•	the number of directors must now be between 3 and 9;

•	the record date for determining the stockholders entitled to notice of or to vote at a meeting must now not be set more than 60 days, nor less than 10 days, from the date of the meeting;

•	stockholders are no longer able to act by written consent;

•	notice of director meetings must now be given 4 days prior to the director meeting if notice is by mail and 24 hours if notice is by fax, email, or personal delivery; and

•	to make certain changes and clarifications with respect to the ability of stockholders to propose business and nominate directors at meetings of stockholders.

The foregoing description of the amended and restated bylaws is intended to summarize the principal changes to the bylaws and does not represent all of the changes made and is qualified in its entirety by reference to the form of the Company’s Amended and Restated Bylaws, attached to this Form 8-K as Exhibit 3.1 and incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Bylaws, effective September 19, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEPASA Corporation

Date September 25, 2006	/s/ Charles B. Mathews
Charles B. Mathews
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3.1	Amended and Restated Bylaws, effective September 19, 2006.